UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
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Sirna Therapeutics, Inc.

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On December 14, 2006, Sirna Therapeutics, Inc., a Delaware corporation (the “Company”) and Merck & Co., Inc., a New Jersey corporation (“Merck”) jointly announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of a wholly-owned subsidiary of Merck with the Company. The following is a copy of the joint press release announcing the expiration of the waiting period:

Media Contacts:		Investor Contacts:

Merck:	Chris Loder	Merck:	Graeme Bell
	(908) 423-3786		(908) 423-5185

Sirna:	Stephan Herrera	Sirna:	Stephan Herrera
	(415) 694-2514		(415) 694-2514
Merck & Co. and Sirna Therapeutics Announce Expiration of Hart-Scott-Rodino Waiting Period for the Proposed Acquisition of Sirna by Merck
WHITEHOUSE STATION, N.J., and SAN FRANCISCO, Dec. 14, 2006 — Merck & Co., Inc. (NYSE: MRK) and Sirna Therapeutics, Inc. (NASDAQ: RNAI) announced today that the federal regulatory antitrust waiting period expired for Merck & Co.’s approximately $1.1 billion acquisition of Sirna Therapeutics. On Oct. 30, 2006, Merck entered into a definitive agreement to acquire Sirna for $13 per share in an all-cash transaction.
     The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) expired at 11:59 p.m. EST on Dec. 13, 2006. The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to Merck’s acquisition of Sirna. Consummation of the merger, which is expected to occur in late December 2006 or early in the first quarter of 2007, remains subject to other customary closing conditions, including, without limitation, the approval of the merger by holders of Sirna’s common stock and the absence of a material adverse effect on Sirna since the signing of the merger agreement. The Sirna shareholder vote is scheduled for 10:00 a.m. PST on Dec. 28, 2006, at the Grand Hyatt Hotel, 345 Stockton Street, San Francisco.
About Sirna Therapeutics, Inc.
     Sirna Therapeutics is a clinical-stage biotechnology company developing RNAi-based therapies for serious diseases and conditions, including age-related macular degeneration (AMD), hepatitis C, dermatology, asthma, respiratory syncytial virus (RSV) and Huntington’s disease. Sirna Therapeutics completed its Phase I clinical trial for Sirna-027 in AMD in 2005
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and with its strategic partner, Allergan, Inc., is moving Sirna-027 forward into Phase II clinical trials. Sirna has selected a clinical candidate for hepatitis C virus, Sirna-034. Sirna has established an exclusive multi-year strategic alliance with GlaxoSmithKline for the development of siRNA compounds for the treatment of respiratory diseases. Sirna has a leading intellectual property portfolio in RNAi covering over 250 mammalian gene and viral targets and over 200 issued or pending patents covering other major aspects of RNAi technology, including the microRNA technology. Sirna recently announced that it was being acquired by Merck at a price of $13.00 per share in cash, for an aggregate equity purchase price of approximately $1.1 billion. Completion of this transaction is subject to customary closing conditions. More information on Sirna Therapeutics is available on the Company’s web site at http://www.sirna.com.
Sirna Forward-Looking Statement
     Statements in this press release which are not strictly historical are “forward-looking” statements which are subject to many risks and uncertainties. These include the failure to satisfy the closing conditions set forth in the merger agreement between Sirna and Merck, the termination of the merger agreement, the failure of the proposed acquisition to close or a significant delay in the closing for any reason, and business uncertainty and contractual restrictions before closing. Additionally, all of Sirna’s programs are still at a relatively early stage of development and are subject to significant risks and unknowns. In addition, patent applications may not result in issued patents, and issued patents may not be enforceable or could be invalidated. Risk factors are identified in Sirna’s Securities and Exchange Commission filings, including Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
About Merck
     Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.
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Forward-Looking Statement
     This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2005, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.
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Participants in the Solicitation and Additional Information
     A special meeting of Sirna shareholders will be held on Wednesday, December 28, 2006 to obtain shareholder approval for the merger. In connection with the proposed acquisition and required stockholder approval, Sirna filed with the Securities and Exchange Commission a definitive proxy statement on November 27, 2006. This proxy statement was mailed to Sirna’s shareholders on or about November 29, 2006. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIRNA AND THE PROPOSED ACQUISITION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov or at Sirna’s website at www.sirna.com. Such information is currently not available.
     Sirna and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sirna’s stockholders in connection with the proposed acquisition. Such individuals have interests in the proposed acquisition, including as a result of holding options to purchase or shares of Sirna stock or affiliation with large stockholders of Sirna. Certain information regarding Sirna’s directors and executive officers and their interests in the solicitation is set forth in the proxy statement for Sirna’s 2006 annual meeting of stockholders filed with the SEC on May 25, 2006 and is included in the definitive proxy statement relating to the proposed acquisition filed with the SEC on November 27, 2006.

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